POWER OF ATTORNEY (Section 16(a) Reporting)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer, directorand/or shareholder of Electro Scientific Industries, Inc.
(the "Company"), does hereby constitute and appoint Michael D. Burger Paul R. Oldham and Aric B. McKinnis, and any one of them, his true and lawful attorney and agent to execute in his name any and all reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of the Company; and to file the same with the Securities and Exchange Commission and any applicable stock exchange; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney revokes all prior Powers of Attorney relating to reporting underSection 16(a) with respect to equity securities of the Company and shall remain in effect until revoked by a subsequently filed instrument.


Date:  September 19, 2017			/s/ Lynne J. Camp
								Lynne J. Camp